ASSIGNMENT AND ASSUMPTION

AGREEMENT

This Assignment and Assumption Agreement (“Agreement”), dated June 1, 2015 (the “Effective Date”), is made and entered into by and between EliteSoft Asia Sdn Bhd., a corporation organized under the laws of Malaysia (“Assignor”), and EliteSoft Global Inc., a Delaware corporation (“Assignee”), with reference to the following facts:

A.	The Assignor is entering into the following agreement with Assignee:
i.	The “NZ Financial Limited Technology Services Agreement". The Assignor is assigning a technology services assignment to the Assignee. This Agreement calls for the Assignor to carry out duties such as E-commerce, membership maintenance system management, 24/7 server monitoring and customer service support, as described in the attached Exhibit A and Exhibit B.
B.	Subject to the terms and conditions contained herein, the parties hereto desire to enter into this Agreement to assign, convey and transfer to Assignee the Assignor’s rights, duties and obligations under the NZ Financial Limited Technology Services Agreement.
C.	In connection with the foregoing, the Assignor has notified NZ Financial Limited that it intends to assign, convey and transfer to Assignee all of Assignor’s rights and interest in, and duties and obligations under, the NZ Financial Limited Technology Services Agreement, and Assignee wishes to accept such assignment and transfer and assume such rights, interests, duties and obligations, as more fully set forth herein.
D.	Furthermore, the Assignee has asserted to parties that it shall hire two computer programmers to fulfill the duties and meet the performance of this Assignment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                   ASSIGNMENT: Subject to Paragraph 3 below, as of the Effective Date and upon the consummation and closing of the Assignment Transaction, Assignor hereby assigns, conveys and transfers to Assignee all of Assignor’s rights, title and interest in, to and under (i) as referenced above, and delegates to Assignee all of Assignor’s duties, obligations and liabilities under the NZ Financial Limited Technology Services Agreement, whether or not such duties, obligations and/or liabilities arose prior to or after the Effective Date hereof (the “Assignment”).

2.                   ASSUMPTION: Assignee hereby accepts the assignment of all of Assignor’s rights, title and interest in, to and under the NZ Financial Limited Technology Services Agreement as of the Effective Date and upon the consummation and closing of the Assignment Transaction, and Assignee hereby assumes and agrees to perform all of Assignor’s duties, obligations and liabilities under the NZ Financial Limited Technology Services Agreement, whether or not such duties, obligations and/or liabilities arose prior to or after the Effective Date (the “Assumption”). Pursuant to the foregoing, Assignee shall be substituted for Assignor such that on and after the Effective Date hereof and upon the consummation and closing of the Assignment Transaction, all references to Assignor in and with respect to the NZ Financial Limited Technology Services Agreement shall mean and be a reference to Assignee.

3.                   CONSIDERATION: The parties hereby accept that the consideration to be paid for the Assignment will be 2,000,000 shares of the Assignee's restricted common stock. The Assignee anticipates granting piggy-back registration rights to the Assignor for the shares of Assignee's common stock that are issued on any future registration statement under the Securities Act of 1933.

4.                   RATIFICATION AND CONFLICTS: Except as specifically set forth herein, the terms and conditions of the NZ Financial Limited Technology Services Agreement are hereby ratified and confirmed and remain in full force and effect. In the event of any inconsistency between the NZ Financial Limited Technology Services Agreement and this Agreement, this Agreement shall be controlling.

1

5.                   CONFIDENTIALITY: Other than as may be required by any applicable law, the parties hereto may not disclose to any third party (other than each such party’s affiliates, employees and auditors) any of the specific terms and conditions of this Agreement.

6.                   GOVERNING LAW: This Agreement shall be interpreted and governed in accordance with the law of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement by the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

7.                   AMENDMENT: Any amendment to this Agreement must be made in a writing that is duly executed by the parties hereto.

8.                   COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of a party’s executed counterpart of this Agreement (or its signature page) will be deemed to be an executed original.

By signing in the spaces provided below, Assignor and Assignee agree to the terms set forth herein as of the Effective Date hereof.

ELITESOFT ASIA SDN BHD. (“Assignor”) By: /s/ Ee Chang Ku Name: Ee Chang Ku Title: President and CEO	ELITESOFT GLOBAL INC. (“Assignee”) By: /s/ Swee Seong "Eugene" Wong Name: Swee Seong "Eugene" Wong Title: President

2